Exhibit 99.1

California Water Service Group Reports Solid Q4 and YE 2025 Results

SAN JOSE, Calif., February 25, 2026 (GLOBE NEWSWIRE) -- California Water Service Group (Group or Company, NYSE: CWT), a leading publicly traded water utility serving California, Hawaii, New Mexico, Washington, and Texas, today reported solid Q4 and year-end 2025 results and provided an update on the Proposed Decision in its 2024 California General Rate Case (2024 CA GRC).

Fourth Quarter and Year-End 2025 Results in Line with Expectations; Impacted by Wet Q4 Weather

Q4 Financial Results

Q4 2025 net income decreased $8.2 million, or 42%, to $11.5 million, or $0.19 per diluted share, compared to net income of $19.7 million, or $0.33 per diluted share in Q4 2024. Q4 2025 revenue decreased $2.2 million, or less than 1.0%, to $220.0 million, compared to revenue of $222.2 million in Q4 2024.

•	Rate changes and changes in the Monterey-Style Water Revenue Adjustment Mechanism (M-WRAM) added $12.1 million and $4.4 million of revenue, respectively.
•	Declining customer consumption decreased revenue by $14.6 million and accrued and unbilled revenue decreased $5.7 million, due to extremely wet December weather in California.

•	Q4 2025 operating expenses increased $4.5 million, or 2.3%, to $194.4 million, compared to operating expenses of $189.9 million in Q4 2024.

•	Water production costs decreased by $2.7 million, primarily due to lower consumption, offset by increases in wholesale water rates.
•	Other operations expenses increased $3.8 million, primarily due to an increase in conservation expenses.
•	Depreciation and amortization increased $3.2 million due to new capital assets placed in service.
•	Operating expense increases were partially offset by a decrease in operating income tax expense of $3.6 million, primarily due to lower pre-tax earnings and a decrease in the effective tax rate.

Full Year 2025 Financial Results

•	Full year 2025 net income decreased $62.6 million, or 32.8%, to $128.2 million, or $2.15 per diluted share, compared to net income of $190.8 million, or $3.25 per diluted share in full year 2024. Full year 2025 net income increased $1.4 million, and diluted earnings per share decreased $0.01, when 2024 results are presented on a non-GAAP basis to remove the impact of the delayed 2021 California GRC as described below.
•	Full year 2025 operating revenue decreased $36.7 million, or 3.5%, to $1.0 billion, compared to full year 2024 revenue of $1.04 billion. Compared to full year 2024 non-GAAP revenue, full year 2025 revenue increased $50.7 million, or 5.4%.

◦	Rate changes added $69.6 million in revenue, offset by a decrease in M-WRAM revenue of $9.0 million. M-WRAM revenue in 2024 includes $17.4 million of interim rate relief attributable to 2023.
◦	Customer consumption decreased $12.7 million.
◦	Regulatory approval of amounts in the Palos Verdes Pipeline Memorandum Account added $3.8 million in 2025 revenue.
◦	Revenue increases were offset by $88.6 million in Interim Rates Memorandum Account (IRMA) revenue recorded in 2024, which included $67.6 million of interim rate relief attributable to 2023.

•	Full year 2025 operating expenses increased $18.0 million, or 2.2%, to $829.8 million, compared to full year operating expenses of $811.8 million in 2024.

◦	Water production costs increased by $11.5 million, primarily due to increases in wholesale water rates, partially offset by a decrease in customer consumption.
◦	Other operations expenses increased $11.6 million, primarily due to an increase in labor costs and bad debt expenses. The change in bad debt expense was primarily due to the application of California state arrearage funds to eligible past-due and written-off accounts in 2024. No similar funding was available in 2025.
◦	Depreciation and amortization increased $12.5 million due to new capital assets placed in service.
◦	Operating expense increases were offset by a $24.7 million decrease in operating income tax expense due to lower pre-tax earnings in 2025 compared to 2024, as a result of recording the 2021 California GRC decision in March 2024.

Non-GAAP Financial Information

As a result of the delayed 2021 California GRC decision, interim rate relief related to 2023--including revenue of $87.5 million and net income of $64.0 million, or $1.09 per diluted share--was recorded and finalized in 2024 after approval by the CPUC. Non-GAAP financial measures adjust for the impact of 2023 interim rate relief on 2024 results. For more information on these non-GAAP financial measures, see the reconciliation of results and related explanations under "Non-GAAP Financial Measures" below.

"Given that this is the third year of our California rate case cycle and that we had a much wetter than normal December, these results are in line with our expectations," said Chairman & Chief Executive Officer Martin A. Kropelnicki. "We also achieved a number of key milestones in 2025."

Among those milestones, the Company:

•	Invested a record $517.0 million in water system infrastructure in 2025, a 9.8% increase over water system infrastructure investments in 2024.
•	Completed rate cases in Hawaii and Washington, adding $5.1 million in authorized revenue.
•	Announced the sale and issuance of $170.0 million of Notes by Group and $200.0 million of Bonds by Cal Water in private placement transactions.
•	Announced the intent to acquire the remaining membership interests of BVRT Utility Holding Company LLC and become the sole owner of its seven subsidiary water and wastewater utilities in the south Austin-San Antonio corridor.
•	Entered into an agreement to own and operate wastewater and recycled water systems serving a master-planned, mixed-use development in San Bernardino County, Calif., with 500 customer connections initially and up to 15,000 at full buildout.
•	Increased its annual dividend by 10.71%, or $0.12, to $1.24 per common share, including a onetime special dividend of $0.04 per common share. This marked the Company's 58th consecutive annual dividend, bringing its five-year compound annual dividend growth rate to 7.7%.

"I am extremely pleased with our accomplishments in 2025. I'm also cautiously optimistic given where we are in the process that we should receive a Proposed Decision on our 2024 California General Rate Case in a matter of days or weeks, not months," Kropelnicki said.

The Company believes that if the Proposed Decision were issued by March 15, there should be sufficient time for the Commission to consider the matter and adopt a final decision at its meeting on April 9.

For additional details, please see the Form 10-K which will be available at https:// www.calwatergroup.com/investors/financials-filings-reports/sec-filings, or listen to the earnings teleconference or teleconference replay.

Quarterly Earnings Teleconference

The quarterly teleconference will take place on February 26, 2026, at 8 a.m. PT/11 a.m. ET. To join, dial 1-800-715-9871 or 1-646-307-1963 and key in ID# 2201083, or access the live audio webcast at https://edge.media-server.com/mmc/p/gc36wzai. A replay of the call will be available from 2:00 p.m. ET on Thursday, February 26, 2026, through April 27, 2026, at 1-800-770-2030 or 1-609-800-9909 and key in ID# 2201083, or by accessing the webcast above. The call will be hosted by Chairman, President and Chief Executive Officer Martin A. Kropelnicki, Senior Vice President, Chief Financial Officer and Treasurer James P. Lynch, Vice President, Rates and Regulatory Affairs Officer Greg A. Milleman, and Shilen M. Patel, Chief Business Development Officer and Vice President, TWSC, Inc. Prior to the call, Group will furnish a slide presentation on its website.

About California Water Service Group

Group is the parent company of regulated utilities California Water Service, Hawaii Water Service, New Mexico Water Service, and Washington Water Service, as well as Texas Water Service, a utility holding company. Together, these companies provide regulated and non-regulated water and wastewater service to more than 2.1 million people in California, Hawaii, New Mexico, Washington and Texas. Group's common stock trades on the New York Stock Exchange under the symbol "CWT." Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the PSLRA. Forward-looking statements in this news release are based on currently available information, expectations, estimates, assumptions and projections and our management's beliefs, assumptions, judgments and expectations about us, the water utility industry and general economic conditions. These statements are not statements of historical fact. When used in our documents, statements that are not historical in nature, including words like will, would, expects, intends, plans, believes, may, could, estimates, assumes, anticipates, projects, progress, predicts, hopes, targets, forecasts, should, seeks or variations of these words or similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this news release include, but are not limited to, statements describing Group's expected financial performance, and expectations regarding Group's plans and proposals pursuant to and expected timing and progress of the 2024 CA GRC. Forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks. Consequently, actual results or outcomes may vary materially from what is contained in a forward-looking statement. Factors that may cause actual results or outcomes to be different than those expected or anticipated include, but are not limited to: the outcome and timeliness of regulatory commissions' actions concerning rate relief and other matters, including with respect to the 2024 CA GRC and GRCs of our other subsidiaries; the impact of opposition to rate increases; our ability to recover costs; federal governmental and state regulatory commissions' decisions, including decisions on proper disposition of property; changes in state regulatory commissions' policies and procedures; changes in California State Water Resources Control Board water quality standards; changes in environmental compliance and water quality requirements, such as the United States Environmental Protection Agency's finalization of a National Primary Drinking Water Regulation establishing legally enforceable maximum contaminant levels (MCL) for PFAS in drinking water in 2024 as well as legal challenges to such MCLs; the impact of weather, climate change, natural disasters, including wildfires and landslides and actual or threatened public health emergencies, including disease outbreaks, on our operations, water quality, water availability, water sales and operating results and the adequacy of our emergency preparedness; electric power interruptions, especially as a result of public safety power shutoff programs; availability of water supplies; our ability to invest or apply the proceeds from the issuance of common stock in an accretive manner; consequences of eminent domain actions relating to our water systems; increased risk of inverse condemnation losses as a result of the impact of weather, climate change and natural disasters, including wildfires and landslides; shifts in population, including housing and customer growth; issues with the implementation, maintenance or security of our information technology systems; physical and cyber security risks and threats and the adequacy of our efforts to mitigate such risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with the unions; changes in customer water use patterns and the effects of conservation, including as a result of drought conditions; our ability to complete, in a timely manner or at all, successfully integrate and achieve anticipated benefits from announced acquisitions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; risks associated with expanding our business and operations, including into other geographic areas; the impact of stagnating or worsening business and economic conditions, including inflationary pressures, general economic slowdown or a recession, changes in tariff policy, the interest rate environment, changes in monetary policy, adverse capital markets activity or macroeconomic conditions as a result of geopolitical conflicts and the prospect of shutdowns of the U.S. federal government; the impact of market conditions and volatility on unrealized gains or losses on our non-qualified benefit plan investments and our operating results; the impact of weather and timing of meter reads on our accrued and unbilled revenue; the impact of evolving legal and regulatory requirements, including emerging sustainability requirements; the impact of the evolving U.S. political environment and changes effected, proposed, or threatened by the U.S. federal government that has led to, in some cases, legal challenges and uncertainty around the funding, functioning and policy priorities of U.S. federal regulatory agencies and the status of current and future regulations; and other risks and unforeseen events described in our Securities and Exchange Commission ("SEC") filings. In light of these risks, uncertainties and assumptions, investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the Annual Report on Form 10-K, Quarterly 10-Q and other reports filed from time-to-time with the SEC. We are not under any obligation and we expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. A credit rating is not a recommendation to buy, sell or hold any securities, may be changed at any time by the applicable ratings agency and should be evaluated independently of any other information.

Contacts:

James P. Lynch (408) 367-8200 (analysts)

Shannon Dean (408) 367-8243 (media)

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited

(In thousands, except per share data)	December 31, 2025	December 31, 2024
ASSETS
Utility plant:
Utility plant	$5,909,242	$5,400,489
Less accumulated depreciation and amortization	(1,329,652)	(1,241,785)
Net utility plant	4,579,590	4,158,704
Current assets:
Cash and cash equivalents	51,820	50,121
Restricted cash	45,553	45,566
Receivables:
Customers, net	56,322	58,585
Regulatory balancing accounts	72,511	55,917
Other, net	49,004	33,976
Accrued and unbilled revenue, net	39,674	39,718
Materials and supplies	19,784	20,511
Taxes, prepaid expenses, and other assets	19,760	19,742
Total current assets	354,428	324,136
Other assets:
Regulatory assets	339,865	357,406
Goodwill	37,063	37,063
Other assets	360,219	302,974
Total other assets	737,147	697,443
TOTAL ASSETS	$5,671,165	$5,180,283
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock, $0.01 par value; 136,000 shares authorized, 59,638 and 59,484 outstanding in 2025 and 2024, respectively	596	$595
Additional paid-in capital	973,454	966,975
Retained earnings	729,276	674,918
Accumulated other comprehensive loss	(13,922)	(7,217)
Noncontrolling interests	2,571	3,015
Total equity	1,691,975	1,638,286
Long-term debt, net	1,471,968	1,104,571
Total capitalization	3,163,943	2,742,857
Current liabilities:
Current maturities of long-term debt, net	2,270	72,422
Short-term borrowings	130,000	205,000
Accounts payable	175,729	167,533
Regulatory balancing accounts	25,458	22,648
Accrued other taxes	6,048	6,084
Accrued interest	12,976	8,406
Other accrued liabilities	65,683	56,271
Total current liabilities	418,164	538,364
Deferred income taxes	450,946	411,083
Regulatory liabilities	929,814	814,551
Pension	94,226	81,665
Advances for construction	210,638	202,614
Contributions in aid of construction	297,016	294,970
Other	106,418	94,179
Commitments and contingencies
TOTAL CAPITALIZATION AND LIABILITIES	$5,671,165	$5,180,283

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2025	2024	2025	2024
Operating revenue	$219,978	$222,195	$1,000,140	$1,036,806
Operating expenses:
Operations:
Water production costs	71,040	73,728	322,237	310,648
Administrative and general	37,843	36,424	141,571	139,515
Other operations	36,120	32,288	130,106	118,457
Maintenance	9,478	8,689	36,001	34,753
Depreciation and amortization	36,262	33,014	144,365	131,901
Income tax (benefit) expense	(7,373)	(3,772)	11,216	35,938
Property and other taxes	11,008	9,578	44,275	40,540
Total operating expenses	194,378	189,949	829,771	811,752
Net operating income	25,600	32,246	170,369	225,054
Other income and expenses:
Non-regulated revenue	5,435	5,884	20,776	20,628
Non-regulated expenses	(5,859)	(7,188)	(14,649)	(14,201)
Other components of net periodic benefit credit	4,293	3,741	18,230	15,803
Allowance for equity funds used during construction	1,869	1,650	7,709	6,902
Income tax expense on other income and expenses	(2,475)	(1,985)	(7,890)	(6,551)
Net other income	3,263	2,102	24,176	22,581
Interest expense:
Interest expense	18,306	15,674	70,392	60,698
Allowance for borrowed funds used during construction	(923)	(790)	(3,695)	(3,148)
Net interest expense	17,383	14,884	66,697	57,550
Net income	11,480	19,464	127,848	190,085
Net loss attributable to noncontrolling interests	(2)	(195)	(363)	(722)
Net income attributable to California Water Service Group	11,482	$19,659	$128,211	$190,807
Earnings per share of common stock:
Basic	0.19	$0.33	$2.15	$3.26
Diluted	0.19	$0.33	$2.15	$3.25
Weighted average shares outstanding:
Basic	59,609	59,477	59,570	58,612
Diluted	59,691	59,535	59,633	58,647
Dividends per share of common stock	0.30	$0.28	$1.24	$1.12

Non-GAAP Financial Measures

The Company's revenue, net income, and diluted earnings per share are prepared in accordance with GAAP and represent amounts reported on filings with the SEC. Adjusted revenue, net income, and diluted earnings per share are non-GAAP financial measures representing GAAP balances that, in this earnings release, are adjusted to exclude the effects of 2023 interim rate relief related to the delayed 2021 California GRC decision recorded and finalized by the Company in 2024. These non-GAAP financial measures are provided as additional information for investors and analysts to better assess the Company's 2025 financial performance as compared to 2024 without the impact of the 2023 interim rate relief on 2024 results. Management also uses these non-GAAP financial measures in evaluating the Company's performance. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes. Further, these non-GAAP financial measures should be considered as a supplement to the financial information prepared on a GAAP basis rather than an alternative to the respective GAAP measures.

Reconciliation of Non-GAAP Financial Measures

	Twelve Months Ended December 31,
(in thousands, except per share amounts)	2025	2024
Reported GAAP Revenue	$1,000,140	$1,036,806
Adjustments:
2023 interim rate relief related to the 2021 California General Rate Case recorded in 2024	—	(87,482)
Adjusted Revenue (non-GAAP)	$1,000,140	$949,324

Reported GAAP Net Income	$128,211	$190,807
Adjustments:
2023 interim rate relief related to the 2021 California General Rate Case recorded in 2024	—	(63,980)
Adjusted Net Income (non-GAAP)	$128,211	$126,827

Reported GAAP Diluted Earnings Per Share	$2.15	$3.25
Adjustments:
2023 interim rate relief related to the 2021 California General Rate Case recorded in 2024	—	(1.09)
Adjusted Diluted Earnings Per Share (non-GAAP)	$2.15	$2.16